UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2009

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34028

Delaware	51-0063696
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)

(856) 346-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 8, 2009, at the 2009 Annual Meeting of Stockholders of American Water Works Company, Inc. (the "Company"), the stockholders approved the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan").

The principal amendments reflected in the Plan (i) increase by 9,500,000 shares the total number of shares of Company common stock, $0.01 par value (the "Common Stock"), authorized for issuance under the Plan from 6,000,000 shares to 15,500,000 shares; (ii) clarify that all grants of stock options will have an exercise price per share not less than the fair market value per share of Common Stock on the date of grant; (iii) provide that grants of stock appreciation rights will have a term that does not exceed ten years from the date of grant of such stock appreciation rights; and (iv) provide further clarification that no repricings of the exercise price for stock options and stock appreciation rights granted under the Plan will occur without stockholder approval.

A detailed description of the Plan is included in the proxy statement for the 2009 Annual Meeting of Stockholders of the Company, and a copy of the Plan is attached to the proxy statement as Appendix A.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Water Works Company, Inc.

Date: May 12, 2009	By:	/s/ George W. Patrick
George W. Patrick
Senior Vice President, General Counsel and Secretary